Exhibit 99.1

Investor Relations:	Industry Analysts / Trade and Business Press:
Brian Norris	Carmen Harris
Acme Packet	Connect2 Communications
+1 781.328.4790	+1 919.554.3532
bnorris@acmepacket.com	carmen@connect2comm.com
Acme Packet Reports Record Results for Fourth Quarter of 2009
– Company Posts Record Revenue of $41.3 Million and Non-GAAP1 EPS of $0.11 –
– Company Now Expects 2010 Revenue and Earnings Growth of 30% –
BURLINGTON, MA. – February 2, 2010 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced record results for the fourth quarter ended December 31, 2009 and raised its business outlook for 2010.
Results for the Fourth Quarter of 2009
Total revenue for the fourth quarter of 2009 was $41.3 million, compared to $30.6 million in the fourth quarter of last year and $36.3 million in the third quarter of 2009. Net income for the fourth quarter of 2009 was $9.1 million, or $0.14 per share on a diluted basis, compared to $3.7 million, or $0.06 per share on a diluted basis in the fourth quarter of 2008 and $3.6 million, or $0.06 per share on a diluted basis, in the third quarter of 2009. Net income on a non-GAAP basis for the fourth quarter of 2009 was $6.8 million, or $0.11 per share on a diluted basis, compared to $5.6 million, or $0.09 per share on a diluted basis, in the same period last year, and $5.7 million, or $0.09 per share on a diluted basis, in the third quarter of 2009. A reconciliation of GAAP to non-GAAP results is included at the end of this press release.
“We are pleased to report strong fourth quarter results which were highlighted by record revenues and solid earnings growth. Accelerating demand for our solutions over the last year has led to growing momentum in all areas of the business,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “Looking ahead, we now expect to deliver revenue and earnings growth of approximately 30% in 2010 with operating margin, excluding stock-based compensation and amortization of acquired intangible assets, approaching 30% by the fourth quarter.”

Results for 2009
Total revenue for 2009 was $141.5 million, an increase of 22% compared to $116.4 million in 2008. Net income in 2009 was $17.1 million, or $0.28 per share on a diluted basis, compared to $11.6 million, or $0.18 per share on a diluted basis in 2008. Net income on a non-GAAP basis was $21.3 million, or $0.35 per share on a diluted basis, compared to $17.1 million, or $0.27 per share on a diluted basis in 2008. A reconciliation of GAAP to non-GAAP results is included at the end of this press release.
Company Raises Business Outlook for 2010
The Company today raised its full year business outlook for 2010. The Company’s outlook is based on the current indications for its business, which may change at any time.

Year Ended December 31, 2010
	Previous	New
In Millions Except Per Share	Business	Business
Amounts and Tax Rates	Outlook	Outlook
Total revenue	$166-$168	$182-$186
Total revenue growth rate	Approximately 20%	Approximately 30%
Non-GAAP diluted EPS	$0.41-$0.42	$0.44-$0.47
Non-GAAP diluted EPS growth rate	Approximately 20%	Approximately 30%
Non-GAAP tax rate	34%	37%
Diluted share count	62.0	64.0

Company to Host Live Conference Call and Webcast
The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (800) 230-1074 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1 612.234.9960 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 140323 or by accessing the webcast replay on the Company’s investor relations website.

[1]	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.
About Acme Packet, Inc.
Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first-class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS, H.248 and RTSP—and multiple border points—service provider access and interconnect, and enterprise access and trunking. Our products have been selected by more than 980 customers in 104 countries. They include 47 of the top 50, and 90 of the top 100 service providers in the world; and 11 of the Fortune 25. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.
Acme Packet, Inc. Safe Harbor Statement
Statements contained herein that are not historical fact (including those in the section “Company Raises Business Outlook for 2010”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to expected financial and operating results and to future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties expanding its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; difficulties in integrating an acquired business; higher risk in international operations; difficulty managing rapid growth; difficulty managing its financial performance; its ability to hire and retain employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Revenue:
Product	$32,124	$22,491	$107,144	$91,277
Maintenance, support and service	9,139	8,090	34,314	25,081

Total revenue	41,263	30,581	141,458	116,358

Cost of revenue (a) (b):
Product	6,333	5,568	21,613	19,662
Maintenance, support and service	1,765	1,266	5,668	5,005

Total cost of revenue	8,098	6,834	27,281	24,667

Gross profit	33,165	23,747	114,177	91,691

Operating expenses (a) (b):
Sales and marketing	15,996	11,276	53,643	44,411
Research and development	7,685	5,595	28,198	23,046
General and administrative	2,631	2,941	12,305	10,026
Merger and integration-related costs	—	—	1,102	—

Total operating expenses	26,312	19,812	95,248	77,483

Income from operations	6,853	3,935	18,929	14,208

Other income, net	25	199	175	2,979

Gain on acquisition of business	4,293	—	4,293	—

Income before provision for income taxes	11,171	4,134	23,397	17,187

Provision for income taxes	2,096	450	6,291	5,615

Net income	$9,075	$3,684	$17,106	$11,572

Net income per share:
Basic	$0.16	$0.07	$0.30	$0.20

Diluted	$0.14	$0.06	$0.28	$0.18

Weighted average number of common shares used in net income per share calculation:
Basic	58,423,418	55,171,538	57,077,639	58,463,410

Diluted	63,446,095	58,722,530	61,551,040	62,920,268

(a) Amounts include stock-based compensation expense, as follows:

Cost of product revenue	$120	$111	$501	$440
Cost of maintenance, support and service revenue	155	107	570	408
Sales and marketing	1,169	954	4,706	3,686
Research and development	902	674	3,439	2,083
General and administrative	294	221	1,142	781

(b) Amounts include amortization of acquired intangible assets, as follows:

Cost of product revenue	$208	—	$555	—
Sales and marketing	21	—	51	—
Research and development	69	—	102	—

Acme Packet, Inc.
Reconciliation of Non-GAAP Net Income and Other Operational Data
(in thousands, except per share data)
(unaudited)
     The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP, but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge. Non-GAAP net income and non-GAAP net income per share for the three months ended September 30, 2009 and the three and twelve months ended December 31, 2009 also excludes amortization of acquired intangible assets associated with the Company’s acquisition of Covergence Inc. on April 30, 2009. Non-GAAP net income and non-GAAP net income per share for the twelve months ended December 31, 2009 also excludes merger and integration-related costs associated with the Company’s acquisition of Covergence Inc. on April 30, 2009. Non-GAAP net income and non-GAAP net income per share for the three and twelve months ended December 31, 2009 also excludes a gain associated with the Company’s acquisition of Covergence on April 30, 2009. By excluding stock-based compensation expense, amortization of acquired intangible assets, merger and integration-related expenses and the gain associated with the Company’s acquisition of Covergence, management can compare the Company’s ongoing operations to prior periods and to the ongoing operations of other companies in its industry who may have materially different unusual charges. Management does not consider any of stock-based compensation expense, amortization of acquired intangible assets, merger and integration-related expenses and the gain associated with the Company’s acquisition of Covergence to be part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Reconciliation of non-GAAP net income:
Net income	$9,075	$3,580	$3,684	$17,106	$11,572
Adjustments:
Stock-based compensation expense, net of taxes	1,824	1,923	1,879	7,137	5,482
Amortization of acquired intangible assets	194	164	—	461	—
Merger and integration-related costs, net of taxes	—	—	—	903	—
Gain on acquisition of business	(4,293)	—	—	(4,293)	—

Non-GAAP net income	$6,800	$5,667	$5,563	$21,314	$17,054

Reconciliation of non-GAAP net income per share:
Net income per share, Basic	$0.16	$0.06	$0.07	$0.30	$0.20
Adjustments:
Stock-based compensation expense, net of taxes	0.03	0.04	0.03	0.12	0.09
Amortization of acquired intangible assets	—	—	—	0.01	—
Merger and integration-related costs, net of taxes	—	—	—	0.02	—
Gain on acquisition of business	(0.07)	—	—	(0.08)	—

Non-GAAP net income per share, Basic	$0.12	$0.10	$0.10	$0.37	$0.29

Net income per share, Diluted	$0.14	$0.06	$0.06	$0.28	$0.18
Adjustments:
Stock-based compensation expense, net of taxes	0.03	0.03	0.03	0.12	0.09
Amortization of acquired intangible assets	—	—	—	0.01	—
Merger and integration-related costs, net of taxes	—	—	—	0.01	—
Gain on acquisition of business	(0.06)	—	—	(0.07)	—

Non-GAAP net income per share, Diluted	$0.11	$0.09	$0.09	$0.35	$0.27

Other operational data:
Depreciation and amortization	$1,590	$1,529	$1,786	$5,379	$5,900
Capital expenditures	$1,082	$1,449	$827	$4,868	$4,042

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$90,471	$125,723
Short-term investments	39,990	—
Accounts receivable, net	25,604	26,163
Inventory	4,372	5,884
Deferred product cost of revenue	3,400	1,124
Deferred tax asset	1,567	1,262
Other current assets	2,710	1,362

Total current assets	168,114	161,518
Long-term investments	44,526	—
Property and equipment, net	6,437	5,485
Intangible assets, net	11,228	—
Deferred tax asset, net	15,622	6,540
Other assets	799	467

Total assets	$246,726	$174,010

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,895	$3,364
Accrued expenses and other current liabilities	9,261	6,865
Deferred revenue	31,506	15,283

Total current liabilities	44,662	25,512

Deferred rent	—	96

Deferred revenue	1,841	1,591

Stockholders’ equity:
Common stock	65	61
Treasury stock, at cost	(37,522)	(37,522)
Additional paid-in capital	188,871	152,567
Other comprehensive loss	(2)	—
Retained earnings	48,811	31,705

Total stockholders’ equity	200,223	146,811

Total liabilities and stockholders’ equity	$246,726	$174,010

Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Cash provided by operating activities	$15,924	$7,045	$45,263	$28,671
Cash used in investing activities	(86,349)	(827)	(84,275)	(4,042)
Cash provided by (used in) financing activities	2,095	(7,532)	3,760	(35,326)